UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 FORM SB-2/A #2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                VITA EQUITY, INC.
                                -----------------
                 (Name of small business issuer in its charter)

            Nevada                         3911                  98-0371180
            ------                         ----                  ----------
  (State or jurisdiction of          (Primary Standard        (I.R.S. Employer
incorporation or organization)        Industrial Code        Identification No.)
                                          Number)

                      Suite 314 - 837 West Hastings Street
                  Vancouver, British Columbia, Canada, V6C 3N6
                     (604) 684-6412-phone, (604)642-6411-fax
                     ---------------------------------------
          (Address and telephone number of principal executive offices)

                                   RITE, Inc.
                            1905 South Eastern Avenue
                                Las Vegas, Nevada
                              89104, 1.877.748.3462
                              ---------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each class    Amount to be   Proposed maximum     Proposed maximum     Amount of
of securities to be    registered     offering price per   aggregate offering   registration fee
registered                            share (1)            price
-------------------    ------------   ------------------   ------------------   ----------------

Common Stock, no par   13,220,000     $ 0.05               $661,000             $ 83.75
value

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                   PROSPECTUS
                                VITA EQUITY, INC.
                              A NEVADA CORPORATION

             13,220,000 Shares of Common Stock of Vita Equity, Inc.

The information in this prospectus is not complete and may be changed. These shares cannot be offered or sold, until the registration statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. Common shares will be offered and sold as soon as the registration statement is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED January 18, 2005


This prospectus relates to 13,220,000 common shares of Vita Equity, Inc., a Nevada corporation, which may be resold from time to time by certain of our selling stockholders. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

(begin boldface)
An Investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

        Investing in the Common Shares Involves Risks, See "risk Factors"
                              Beginning on page 2.
(end boldface)

Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registrations statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The selling  stockholders,  other than  affiliates  of the  Company,  will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares offered herein will be $0.05 per share. Our affiliate selling shareholders are considered underwriters of this offering and will offer their shares at $0.05 per share for the duration of the offering


                      Estimated         Underwriting discounts     Proceeds to
                  Maximum Offering         and commissions            Issuer
                    Price to Public
                 -------------------   ------------------------   -------------
Per Share         $0.05                         $0.00                  $0.00
Total Maximum     $661,000(1)                   $0.00                  $0.00
-------------
(1) The Selling Stockholders will receive all the proceeds from the sale of our common stock.

                                VITA EQUITY, INC.
                                -----------------

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY...........................................................1

THE COMPANY..................................................................1

THE OFFERING.................................................................1

SELECTED FINANCIAL INFORMATION...............................................2

RISK FACTORS.................................................................3


     Risks Related to the Business...........................................5
     Risks Related to the Industry...........................................7


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS...........................9

USE OF PROCEEDS..............................................................9

DETERMINATION OF OFFERING PRICE..............................................9

DILUTION....................................................................10

DIVIDEND POLICY.............................................................10

SELLING STOCKHOLDERS........................................................10

PLAN OF DISTRIBUTION........................................................12

LEGAL PROCEEDINGS...........................................................14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................14

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT....................16

DESCRIPTION OF SECURITIES...................................................16

EXPERTS.....................................................................17

LIMITATION OF LIABILITY AND INDEMNIFICATION.................................17

DESCRIPTION OF BUSINESS.....................................................18

     History and Background.................................................18
     Products and Services Offered..........................................19
     Marketing and Promotion Strategy.......................................20
     Industry Overview......................................................21
     Competition............................................................21

     Regulatory Background..................................................22

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................22


     Overview...............................................................22
     Result of Operations...................................................25
     Plan of Operations.....................................................26
     Liquidity and Capital Resources........................................27
     Description of Property................................................27
     Certain Relationships and Related Transactions.........................27
     Executive Compensation.................................................28
     Additional Information.................................................29
     Transfer Agent and Registrar...........................................30
     Representations........................................................30

FINANCIAL STATEMENTS........................................................31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....................33

PART II.....................................................................46

INDEMNIFICATION OF OFFICERS AND DIRECTORS...................................46

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.................................46

RECENT SALES OF UNREGISTERED SECURITIES.....................................46

EXHIBITS....................................................................48

A.   EXHIBITS...............................................................48
B.   FINANCIAL STATEMENT SCHEDULES..........................................48


UNDERTAKINGS................................................................48

POWER OF ATTORNEY...........................................................49


SIGNATURES..................................................................50

PROSPECTUS SUMMARY
------------------


The following information is qualified in its entirety by the more detailed information appearing in this prospectus or incorporated by reference herein. You should review carefully the entire contents of this prospectus and the
--------------------------------------------------------------------------------
financial statements delivered herewith and consult legal and other professional
--------------------------------------------------------------------------------
advisors  having relative  expertise.  Care should be taken to read each term in
-------------------------------------
the context of the particular provisions of this prospectus in which such term appears.


THE COMPANY
-----------

Vita Equity, Inc. was incorporated July 25, 2000 under the laws of the State of Nevada. Our executive offices are located at Suite 314 - 837 West Hastings Street, Vancouver, British Columbia, Canada, V6C 3N6, ph: (604) 684-6412. On September 20, 2000, we purchased all the outstanding common shares of Vita Equity Inc. (Canada), a manufacturer of high quality jewelry from precious metals and precious stones. Vita Equity Inc. (Canada) was incorporated in July 1984 and has operated as a designer and manufacturer of custom jewelry products since that date. We now wholly own Vita Equity Inc. (Canada) which company acts as our operating subsidiary for all our operations. Our operations are run exclusively from our West Hastings Street address. We do not have a storefront operation, as we do not currently sell our jewelry products to the general public. Instead, we custom design and manufacture jewelry products such as rings, earrings, necklaces, pendants and bracelets on a contract basis for retailers of jewelry.

Our President, Mr. Webb performs all work that needs to be done to operate our business and maintain our Company. He is responsible for the day-to-day activities of the company including meeting with the customers, assisting in the design of the product, purchasing raw materials and selecting and hiring the craftsperson to create the piece of jewelry. We presently utilize approximately six third party contract craftspeople for the design of product and the manufacture of product. All raw materials used in the manufacture of our jewelry products, namely precious and semi-precious stones and metals are acquired by us on a piece-by-piece basis from third party suppliers located in British Columbia and/or Canada. Our products are designed and custom crafted for higher end customers as end users.

Our gross sales revenues for the nine-month periods ended September 30, 2004 and September 30, 2003 were $184,007 and $157,944 respectively. Our gross sales revenues for the fiscal years ended December 31, 2003 and December 31, 2002 were $160,760 and $104,986 respectively.

We have received a going concern opinion from our auditors because we had a net loss of $31,771 for the year ended December 31, 2003 and had a working capital deficiency of $31,684 and stockholders' deficiency of $32,972 as of December 31, 2003. Our auditors have substantial doubt about our ability to continue as a going concern.

THE OFFERING
------------


This prospectus relates to the registration of 13,220,000 shares of our common stock to be sold by selling stockholders identified in this prospectus (the "Shares") that the registrant has agreed to register under the Securities Act of 1933. The shareholders will sell their shares for the duration of this offering at $0.05 per share. Our affiliate selling shareholders are considered underwriters of this offering and will sell their shares at $0.05 per share for the duration of this offering. The 13,220,000 common shares are restricted securities and therefore cannot be sold unless they are registered or sold in a transaction that is exempt from registration. We intend to apply to the National Association of Securities Dealers, Inc. ("NASD") to have our shares listed on its over-the-counter bulletin board quotation service within one month of our registration statement becoming effective. To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service. Please see Plan of Distribution at page 8 for a detailed explanation of how the securities may be sold.


SELECTED FINANCIAL INFORMATION
------------------------------

The following table presents summary historical consolidated financial information for the nine months ended September 30, 2004 and September 30, 2003 (unaudited) and the fiscal years ended December 31, 2003 and December 31, 2002 and certain balance sheet information. The Selected Financial Information should be read in conjunction with the Consolidated Financial Statements and the Notes thereto appearing in this prospectus.

                       Summary of Statement of Operations
                       ----------------------------------

                             September 30, 2004   September 30, 2003   December 31, 2003    December 31, 2002
                                (Unaudited)          (Unaudited)
                             ------------------   ------------------   ------------------   ------------------
Revenues:
   Trade                     $         35,826     $         27,550     $         28,041     $        104,986
   Related Party                      148,181              130,394              132,719                    -
                             ---------------------------------------------------------------------------------
Total Revenue:               $        184,007     $        157,944     $        160,760     $        104,986

Cost of Sales                        (150,852)            (140,044)            (142,541)             (92,687)
                             ---------------------------------------------------------------------------------
Gross Profit                           33,155               17,900               18,219               12,299
                             ---------------------------------------------------------------------------------

Net (Loss)                   $        (12,233)    $        (10,727)    $        (31,771)    $           (239)
                             =================================================================================
Net Income (Loss) Per
   Share - Basic & Diluted   $              -     $              -     $              -     $              -
                             =================================================================================
Weighted Average
   Number of Common
   Shares Outstanding
   Basic and Diluted               13,220,000            6,106,502            9,197,589            4,704,110
                             =================================================================================


                     Summary of Consolidated Balance Sheets
                     --------------------------------------

                                                   September 30, 2004    December 31, 2003
                                                      (Unaudited)
                                                   ------------------    ------------------
Current Assets
   Cash                                            $          1,141      $          1,140
   Accounts Receivable:
      Trade                                                  40,075                     -



                                        2






      Related party                                          49,107                     -

Total Assets                                                 90,323                 1,140

Current Liabilities:
   Accounts Payable                                $        134,567      $         23,538
   Customer Deposit Payable (related party)                       -                 9,286
Total Current Liabilities                                   134,567                32,824

Due to Stockholder                                            1,438                 1,288

Total Liabilities:                                          136,005                34,112

Total Stockholder's Deficiency                              (45,682)              (32,972)

Total Liabilities and Stockholders' Deficiency               90,323                 1,140

RISK FACTORS
------------

Any investment in the common stock involves a number of very significant risks, all of which that are known by us and anticipated by us at present, are identified below. Prospective investors should carefully consider the following risks, together with the other information contained in this prospectus, before they decide whether to buy any Shares. If any of the following risks occur, the business, and the results of operations and financial condition would likely suffer. In any such case, the market price of the common stock could decline, and investors might lose all or part of the money they paid to buy the common stock.

All of the  outstanding  shares of the company,  including those of our officers
--------------------------------------------------------------------------------
and directors of the company,  are being  registered and offered for resale.  We
--------------------------------------------------------------------------------
suspect that a substantial  number of our securities  will be sold in the market
--------------------------------------------------------------------------------
by our selling stockholders in the near future which could cause our share price
--------------------------------------------------------------------------------
to decline.  Upon our Registration  Statement  becoming  effective to which this
-----------
prospectus is a part, our selling stockholders may sell all or part of the 13,220,000 shares being registered in this offering. This creates risk to new investors because all shareholders, including our officers and directors, are attempting to sell any interest they have in our company. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Because all of our common  stock is being  registered  for resale,  our business
--------------------------------------------------------------------------------
could be  impacted  if our  President  and our  major  shareholder,  who own and
--------------------------------------------------------------------------------
aggregate of 27.5% of our common stock, sell their common stock to a point where
--------------------------------------------------------------------------------
they would lose the ability to control the direction of the company  through the
--------------------------------------------------------------------------------
voting of those sold  shares.  In that event,  the new  shareholders  could vote
-----------------------------
their shares to, among other things, change the manner in which the business is conducted, remove the current board of directors, remove the current officers, sell the business, or close down the business, any one of which events could cause the shareholders to lose some or all of their invested capital. After the sale of all the common shares owned by Mr. Webb, the president of the company, he intends to operate and grow the company to execute its business plan, if the new controlling shareholders allow him to do so and agree with his management of the company.


Because of losses  incurred  by the  Company to date and our  general  financial
--------------------------------------------------------------------------------
condition,  we have  received a going  concern  opinion from our auditors  which
--------------------------------------------------------------------------------
raises  substantial  doubt  about our  ability to continue to operate as a going
--------------------------------------------------------------------------------
concern.  We had a net loss of $12,233 for the nine months ended  September  30,
--------
2004 (unaudited) and a net loss of $31,771 for the year ended December 31, 2003 and had a working capital deficiency of $44,244 and a stockholders' deficiency of $45,682 as of September 30, 2004 (unaudited). These matters raise substantial doubt about our ability to continue as a going concern. Management's plan is to continue to attempt to raise additional capital until such time the Company is able to generate sufficient operating revenue. If we are not able to continue as a going concern, we may cease to operate and our investors may lose some or all of their invested capital.


There is no active trading market for our common shares therefore  investors may
--------------------------------------------------------------------------------
not be able to sell their shares.  There is currently no active  trading  market
---------------------------------
for our common shares, and as such a market may not develop of be sustained. This poses a risk to investors because they may not be able to sell their shares when they need to for various reasons including the financing of their personal living expenses or in case of emergency.

Because our  securities  are subject to "Penny Stock" rules,  the ability of our
--------------------------------------------------------------------------------
shareholders to sell their shares may be hindered due to lack of liquidity.  Our
---------------------------------------------------------------------------
securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The administration requirements imposed by these rules may reduce the liquidity of our common shares and as result, our shareholders may not be able to sell their securities when they wish to do so.

Shareholders may experience dilution of ownership. We are authorized to issue up
--------------------------------------------------
to 50,000,000 common shares. We have the authority to issue more of the shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership in the future. Purchasers of shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the shares. See "Pro-Forma Capitalization", and "Dividend Policy" at page 6.

Risks Related to The Business.
------------------------------

We may be unable to meet future capital requirements.  Since inception,  we have
-----------------------------------------------------
experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect to require working capital to fund our operations. We cannot be certain that additional financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of the Common Stock and those stockholders may experience additional dilution.

If we fail to respond adequately to change, our clients may use our competitor's
--------------------------------------------------------------------------------
products and services.  Our success will significantly  depend on our ability to
----------------------
design and manufacture new products in a timely fashion that meet changing customer needs and respond to technological changes and evolving industry standards. The markets for custom jewelry products are affected by seasonality, evolving fashion trends and new manufacturing technologies, all of which affect consumer preferences. We may experience difficulties that may delay or prevent the successful development, introduction and marketing of new products and enhancements. New products and enhancements may not be introduced in a timely fashion and may not adequately meet the requirements of the marketplace or achieve market acceptance. If we experience material delays in introducing new services, products and enhancements, customers may forego our products and use those of competitors.

We may be unsuccessful in competing for consumer  spending.  The manufacture and
-----------------------------------------------------------
distribution of jewelry products is highly competitive. We compete with major domestic and international companies, many of which have significantly greater financial, technical, marketing and human resources than we have. While we believe that our manufacturing and design processes result in excellent products, many of which are original in design, we have not applied for any patents in respect of these designs. There can be no assurance that other jewelry manufacturers will not develop similar products, manufacture at lower costs, or develop other competitive advantages over us, thereby providing greater competition for us and materially affecting our business prospects. This affect on our business prospects could cause our revenues to be reduced or to cease all together causing our shareholders to lose some or all of their invested capital.


We may not achieve sufficient brand recognition. We believe that we must achieve
------------------------------------------------
some sales and market share to become profitable. Accordingly, we intend to spend significant amounts on an aggressive brand-enhancement strategy, which may include advertising, promotional programs and public relations activities. The timing and extent of these strategies is dependant on our ability to raise sufficient funds to implement them. Although we currently have no planned strategies with respect to the implementation or extent of the brand-enhancement program, our goal is to raise between $50,000 and $150,000 for this purpose in order to implement a strategy which may yield results of some significance. In the event we are not able to raise such amounts, we may have to source alterative, lower cost avenues to assist in our promotional efforts. Our brand promotion efforts, if implemented, may not be successful or may not sufficiently increase its revenue to cover its advertising and promotional expenses. If this occurs, our investors could lose some or all of their investment.

Because  we depend on third  party  suppliers  and  contract  craftspeople,  any
--------------------------------------------------------------------------------
interruption  in  these   relationships  may  damage  our  ability  to  continue
--------------------------------------------------------------------------------
operations.  We are dependant on a limited number of  third-party  suppliers for
-----------
the raw materials we require for the production of jewelry, and if we fail to develop or maintain relationships with these or other vendors, the raw materials required may cease to be available or may be available only at higher cost or after a long delay. Currently we purchase 100% of our precious metals from Imperial Smelting & Refining located in Vancouver, British Columbia and we purchase our precious and semi-precious stones from one of the following suppliers: Regal Imports, Ltd., (Vancouver, British Columbia), C.D. Barcados Co. Ltd. (Toronto, Ontario), Backers & Strauss Canada (Toronto, Ontario), R.S. Gem Connections Ltd. (Vancouver, British Columbia) or JND Associates (Toronto, Ontario). We do not have supply contracts with these suppliers. Because we manufacture all of our products from precious metals and precious and/or semi-precious stones, our ability to acquire the same in a timely and cost-effective manner is critical to the success of our business. Although we currently rely solely on these suppliers and have done so since our inception, it is possible that they may, in the future, refuse or become unable to continue to provide us with supplies of raw materials. In that case, we may have to seek out alternative suppliers of raw materials. Despite the fact that there are many similar suppliers of raw materials, there is no guarantee that we will be able to procure sufficient quantities of our raw materials on acceptable commercial terms in the future. Any failures in this area may adversely affect our ability to obtain supplies of product which may cause our ability to produce revenues to decrease or cease. This may cause our investors to lose some or all of their investment.

Additionally, we currently rely on approximately six contract craftspeople for the design and manufacture of our jewelry products, all of which are located in or around Vancouver, British Columbia. If we fail to maintain relationships with these or other designers or craftspeople, their services may become unavailable to us or may only be available at higher costs. We do not have long-term contracts with these craftspeople. Despite the fact that there are many similar, local craftspeople as qualified and talented as those on which we currently rely, there is no guarantee that we may be able to retain these craftspeople on a timely and cost-effective basis. Because we manufacture all of our products using third party craftspeople, our inability to retain these craftspeople in a timely and cost-effective manner will adversely affect our ability to operate as a business. We are in constant competition with other manufacturers who are looking to retain craftspeople to work for them. Any failures on our part in this area may adversely affect our ability to retain these contractors, which may cause our revenues to decrease or cease causing our investors to lose some or all of their investment.

Because we depend on a small group of  qualified  people,  if we cannot hire and
--------------------------------------------------------------------------------
retain  qualified  personnel,  we might be forced to discontinue our operations.
--------------------------------------------------------------------------------
Our success is substantially dependent on the performance of our executive officers and directors, with whom we have no employment or other contracts. Although we believe we will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so may force us to discontinue our operations or may hinder our ability to market, sell, and enhance products, thereby causing our shareholder to lose some or all of their investment.

Because we custom manufacture jewelry to our customer's  specifications,  claims
--------------------------------------------------------------------------------
may be asserted against the company for infringing intellectual property rights.
--------------------------------------------------------------------------------
If a customer makes a request for us to manufacture a piece of jewelry, the design for which is supplied by the customer, we have no way of knowing whether it is an original design or an idea taken from other sources which may be covered by copyright or trademark protection. If we create a particular piece at that customer's request which closely resembles a piece which is subject to copyright or trademark protection, action may be taken against us for violation of such copyright or trademark. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether those parties will do so, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any infringement claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product manufacture delays. Further, the outcome of a dispute may be that we would have to account for profits received from such infringement or enter into royalty or licensing agreements with the infringed party. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all, in which case, we may be forced to discontinue our operations. Fines, accounting for profits and/or a decrease in revenues may all contribute to our investors losing some or all of their investment.

Because we currently sell all of our  manufactured  product to two clients,  any
--------------------------------------------------------------------------------
interruption  in or change in these  relationships  may  cause our  revenues  to
--------------------------------------------------------------------------------
decrease or cease. Sales to two customers aggregated 100% of our total sales for
------------------
the years ended December 31, 2003 and 2002. For the years ended December 31, 2003 and December 31, 2002, one customer, a related party, accounted for 82% and 100% of the sales respectively. In addition, sales to two customers aggregated 100% of our total sales for the nine months ended September 30, 2004 and September 30, 2003 respectively. For the nine months ended September 30, 2004 and the nine months ended September 30, 2003, one customer, a related party, accounted for 81% and 83% of the sales respectively. The related party referred to herein is Montecristo Jewellers, Inc. The relationship of this related party to the Company stems from the fact that its owner is also the owner of Nuvo Magazine, Ltd. a minority shareholder in our Company. In this stage of our development, we have only attracted the interest of two clients for whom we manufacture jewelry. As our client base is not yet widely dispersed, a loss of only one of these clients would have a detrimental effect on our business and revenues and could cause our stockholders to lose some or all of their invested capital.

Because our current or proposed insurance  coverage may not be adequate,  we may
--------------------------------------------------------------------------------
incur uninsured  losses.  There is no assurance that we will not incur uninsured
------------------------
liabilities and losses as a result of the conduct of our business. We intend to maintain comprehensive liability and property insurance at customary levels. We intend to evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

Risks Related to The Industry
-----------------------------

Because  most  jewelry  purchases  are  discretionary  in nature,  a downturn in
--------------------------------------------------------------------------------
general  economic  conditions  may  cause  our  revenues  to  decrease.  Jewelry
-----------------------------------------------------------------------
purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions that affect disposable consumer income such as: employment; wages and salaries; business conditions; interest rates; availability of credit; and taxation for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions and negatively impact our results of operations or financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse affect on our net sales and profitability. Furthermore, any downturn in general or local economic conditions in the markets in which we operate could materially adversely affect our collection of outstanding customer accounts receivables.

Because diamond and precious stone  exploration is speculative,  our success may
--------------------------------------------------------------------------------
be affected by any  downturn in the success of this  industry.  Exploration  for
--------------------------------------------------------------
diamonds and other precious stones may be speculative in certain areas, even when conducted on land which is believed to contain significant deposits of diamonds or other precious stones. Our operations may be subject, from time to time, to some of the risks normally incident to exploring or developing deposits of diamonds and other precious stones. Our financial success may depend to a large extent on the continued success of others in mining known deposits of diamonds and other precious stones and on the future success of finding additional rich deposits. In the event, such exploration becomes more difficult, or more scarce, the prices of our raw materials could increase significantly or if no new deposits are founds as other are exhausted, such stones could become unavailable. In either case, our revenues may decrease or cease and investors would lose some or all of their invested capital.

Supply and price  fluctuations  may impair our ability to supply products to our
--------------------------------------------------------------------------------
customers  and may reduce our profit  margin on items  sold.  Our  success  will
------------------------------------------------------------
depend to a degree on the prices that we will have to pay for the acquisition of inventories of diamonds and other precious stones. Most diamonds are sold at monthly "sights" typically conducted in the offices of the Diamond Trading Company in London or other diamond syndicates. Although the buyer may present a list of diamond requests as a "sight", the buyer is usually presented with a parcel of uncut stones to examine. The buyer must either purchase or reject the entire package at the presented price without choosing among the various stones. In the event he or she chooses to purchase the entire package, some of the contents may be of such sizes or qualities as to be undesirable or difficult to sell by the buyer. This has the effect of increasing the cost of the balance of the desirable stones in the package. Because we purchase our stones from third party purchasers of "sights", the price fluctuations to which he or she is subject will be passed on to us. If we do not properly estimate or costs of raw materials or if the price increases substantially, our shareholders may lose some or all of their investment.

Moreover, the marketing arm of DeBeers Consolidated Mines, Ltd., the Central Selling Organization ("CSO"), possesses considerable influence over the world supply and price of diamonds, supplying approximately 80% of the world's demand for rough diamonds over the past several years. The continued availability of diamonds to our suppliers is materially dependent on the political and economic situation, the supply and demand for such gems, the cost of exploration and development, the confidence or lack thereof in various mediums of exchange (including the dollar) and foreign governmental regulation. If there is a supply interruption, we may not be able to fill orders that we receive for these products. We expect to be subject to other supply risks, including fluctuations in the prices of precious gems and metals. Presently, we do not engage in any activities to hedge against possible fluctuations in the prices of precious gems and metals. However, if fluctuations in these prices are unusually large or rapid and result in prolonged higher or lower prices, we cannot assure that the necessary retail price adjustments can be made quickly enough to prevent us from selling product below its actual cost to us which would result in losses or we may not reduce our prices fast enough to remain competitive in this market, thereby reducing our sales.

Because  the  diamond  and  precious   stone  industry  is  subject  to  various
--------------------------------------------------------------------------------
regulations,  any failure to comply with regulations  and/or any material change
--------------------------------------------------------------------------------
in the  regulations  could affect our  business.  Recent  discoveries  since the
------------------------------------------------
1960's of diamond deposits in foreign countries, such as Russia and Israel, including well known diamond deposits located in India, South Africa and Belgium, have exposed the diamond and precious stone industry to increased foreign government regulation regarding mining and production of diamonds. The exploration and mining of diamond deposits include laws and regulations with respect to safety and environmental concerns. In addition, because of the nature of the industry, many foreign countries have imposed regulations regarding the marketing of diamonds, which include laws focusing on increased security of black-markets. Such regulations and legislation, if increased or adversely changed by foreign governments, may adversely affect the availability, demand or price of diamonds and thus our business. The adverse effects may cause our revenues to decrease or cease and our investors would lose some or all of their investment.

In recent years, increasing attention has been focused on "conflict" diamonds, which are diamonds extracted from war-torn regions in Africa and sold by rebel forces to fund insurrection. Diamonds are, in some cases, also believed to be used to fund terrorist activities in some regions. Although we believe that the suppliers from whom we purchase our diamonds seek to exclude such diamonds from their inventories, we cannot independently verify whether any diamond we offer was extracted from these regions. Current efforts to increase consumer awareness of this issue and encourage legislative response could adversely affect consumer demand for diamonds.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
--------------------------------------------------

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and "Management Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;
     (b)  performance of financial markets;
     (c)  changes in laws and regulations;
     (d)  changes in political environment; and
     (e)  competition;

USE OF PROCEEDS
---------------

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

DETERMINATION OF OFFERING PRICE
-------------------------------

The offering price of the 13,220,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated significant revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.

DILUTION
--------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

DIVIDEND POLICY
---------------

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS
--------------------

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders' table consists of shareholders that received shares as a result of their employment with us and shareholders that purchased our common stock pursuant to a private offering, which satisfies the requirements of either Rule 506 of Regulation D or Regulation S of the Securities Act of 1933, as amended ("Regulation S").

In July 2000, upon our incorporation, we issued 20,000 of our common shares to Mr. George Polyhronopoulos pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. This issuance was compensation for services provided by Mr. Polyhronopoulos which included incorporating the Company and acting as our first Director and holding the positions of President, Secretary and Treasurer.. Between September 15, 2000 and January 31, 2001, pursuant to Rule 504 of Regulation D, we received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of either $0.001 or $0.50 per common share for total gross proceeds to us of $62,200. On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to this offering and refunded all the money received pursuant thereto. This cancellation and refund resulted from misplaced source documents and records which prevented us from being able to properly confirm that all shares subscribed for were properly paid for. As a result, we decided that is was in the best interests of the Company and the shareholders to refund all the subscription proceeds and to start again. Between April 1, 2003 and June

30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase an aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200.

The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.


As of January  18,  2005,  there  were  13,220,000  shares of our  common  stock
outstanding.   None  of  our  selling   shareholders   in  this  prospectus  are
broker-dealers or affiliates of broker-dealers.


                                                    Shares of Common     Shares of Common
                            Amount of Beneficial    Stock Being          Stock Beneficially
Name of Beneficial          Ownership Prior         Sold Pursuant to     Owned After This
Owner                       to This Offering(1)     This Prospectus(2)   Offering.
-------------------------   ---------------------   ------------------   ------------------
                            NUMBER       PERCENT    NUMBER               NUMBER    PERCENT

Stuart McPherson            2,165,000      16.4%    2,165,000                0        0%
Elvira Stinghi                605,000       4.6%      605,000                0        0%
Gianpaolo Stinghi             600,000       4.5%      600,000                0        0%
Salvatore Matino              575,000       4.3%      575,000                0        0%
Dwight Webb                 1,500,000      11.3%    1,500,000                0        0%
Alessandra Bordon             595,000       4.5%      595,000                0        0%
Alexander Ozer                600,000       4.5%      600,000                0        0%
Claudia Cusano                525,000       4.0%      525,000                0        0%
Franco Perrotta               600,000       4.5%      600,000                0        0%
Marcella Cusano               550,000       4.2%      550,000                0        0%
Nazarino Matino               600,000       4.5%      600,000                0        0%
Nuvo Magazine, Ltd.(3)        610,000       4.6%      610,000                0        0%
Gianni Meneghin               600,000       4.5%      600,000                0        0%
Donald Currie                 605,000       4.6%      605,000                0        0%
George Polyhronopoulos        320,000       2.4%      320,000                0        0%
Jeffrey Miller                595,000       4.5%      595,000                0        0%
Hon Chiu Wong                 575,000       4.3%      575,000                0        0%
Wei Xin He                    100,000        *        100,000                0        0%
Marie Cavak                   100,000        *        100,000                0        0%
Ruby Montgomery               100,000        *        100,000                0        0%
Albert Hu                     100,000        *        100,000                0        0%
Yi Zing Zhou                  100,000        *        100,000                0        0%
Dallas Thompson               100,000        *        100,000                0        0%
Jennifer Crosby               100,000        *        100,000                0        0%
Shawn Crosby                  100,000        *        100,000                0        0%
Simmy Mui                     100,000        *        100,000                0        0%
John Ng                       100,000        *        100,000                0        0%
-------------------------------------------------------------------------------------------
TOTAL (4)                  13,220,000       100%   13,220,000
==============================================================

*    Less than 1%


                                       11







(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. With the exception of Dwight Webb, who has been our President, Chief Executive Officer, Principle Accounting Officer and Director from August, 2000 to the present, George Polyhronopoulos, who was our President, Secretary, Treasurer and Director from our inception in July, 2000 to August 1, 2000 and Nuvo Magazine, Ltd., the beneficial owner of which is also a beneficial owner of Montecristo Jewellers, Inc., none of the selling shareholders or their beneficial owners:

     - has had any material relationship with the Company other than as a shareholder at any time; or
     - has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3) Mr. Pasquale Cusano enjoys voting and investment control over the shares registered in the name of Nuvo Magazine, Ltd. Mr. Cusano is also an owner of Montecristo Jewellers, Inc., a related party customer of ours.

(4) As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

PLAN OF DISTRIBUTION
--------------------


The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. Because there is no public market for our common stock, the selling security holders will their shares of our common stock at the fixed price of $0.05 per share for the duration of this offering. The affiliates of the Company, who are considered underwriters of the offering, will also sell their shares for the duration of the offering at the fixed price of $0.05 per share. We intend to apply to the National Association of Securities Dealers, Inc. ("NASD") to have our shares listed on its over-the-counter bulletin board quotation service within one month of our registration statement becoming effective. To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service. The selling stockholders may use one or more of the following methods when selling shares:


     - ordinary brokerage transactions in which the broker-dealer solicits purchasers;
     -    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;
     -    privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market price.

     -    a combination of any such methods of sale; and
     -    any other method permitted pursuant to applicable law.

To date, no broker-dealer has been engaged. When a broker-dealer is engaged by the selling stockholders, the engaged broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financial Department. The cleared broker-dealer may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts for the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transaction involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

To the extent required by the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather that pursuant to this prospectus.

We are paying all fees and expenses incident to the registration of the shares. We estimate these fees and expenses to be $11,709.53, which will be paid from, accounts receivable, revenues, future sales of securities or future borrowings. Any offering expenses that exceed our cash on hand will have to be paid from future borrowings or future sales of securities as necessary.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less that U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The administration requirements imposed by these rules may reduce the liquidity of our common shares.

LEGAL PROCEEDINGS
-----------------

There are no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------


The following table sets forth certain information regarding the executive officers and directors of Vita Equity, Inc. as of January 18, 2005.


Name                   Age      Title                         Term of
----                   ---      -----                         -------

Dwight Webb             53      President, Chief              1 Year
                                Executive Officer,
                                Chair of the Board,
                                Principle Financial
                                Officer

Michael Hu              39      Director                      1 Year

Mauro Baessato          50      Secretary and Treasurer       1 Year

Dwight Webb
-----------


Mr. Webb was appointed to the Board of Directors in August 2000 to serve for a term of one year. Mr. Webb was re-appointed for additional one-year terms in each of August 2001, 2002, 2003 and 2004. Mr. Webb was also appointed to the positions of President, Chief Executive Officer and Principle Accounting Officer in August 2000 and continues to hold these positions to the present. Mr. Webb brings over twenty-eight years of direct jewelry experience to the Company. From approximately May, 1995 to January 1, 2003, Mr. Webb was employed by Montecristo Jewellers, Inc. in Vancouver, British Columbia, Canada as a salesperson, primarily responsible for assisting clients in designing custom jewelry items as well as assisting clients in selecting the appropriate loose gems and metals from which the custom piece would be made. From approximately September of 1992 to April 2003, Mr. Webb was employed by Jem Software Systems located in Surrey, British Columbia, Canada. Mr. Webb was the Vertical Sales Marketer. From 1972 to 1992, Mr. Webb was employed by Peoples Jewellers Ltd., as its British Columbia Area Manager which placed him in charge of approximately 13 stores and over 100 employees in the Province of British Columbia.


In addition to Mr. Webb's extensive business experience, he successfully completed the Graduate Jeweller degree from the Canadian Jewellers Association.

Michael Hu
----------

Mr. Hu was appointed to the Board in January 2001 to serve for a term of one year. Mr. Hu was re-appointed for additional one-year terms in each of January 2002, 2003 and 2004. Mr. Hu brings over twenty years of entrepreneurial experience to the Company. Since approximately 1994, Mr. Hu has been employed by Ballyhigh Holdings, Ltd., a British Columbia, Canada corporation that is in the business of operating, managing and consulting to restaurants. During his years with Ballyhigh, it has owned the Imperial Chinese Restaurant, the Meridian restaurant and the Dynasty restaurant, all of which are located in British Columbia, Canada. In addition, Ballyhigh has provided management and consulting services for two other local restaurants. Mr. Hu is the beverage manager for Ballyhigh and his responsibilities range from new restaurant/bar design to wine list design and selection to pricing strategies to purchasing and inventory controls to management of employees to staff training to equipment purchasing and maintenance and to management of overall restaurant/bar operations. Mr. Hu's overall goal is to increase efficiency and profitability for the restaurants/bars with whom Ballyhigh is associated. From February 1999, to May 2004, Mr. Hu was a Director of Tasker Capital Corp, a fully reporting company to the Securities Exchange Commission, which was in the business of resource property acquisition and exploration. Recently, Tasker Capital Corp. has been transformed into a company distributing a breath refreshment drink.

Mauro Baessato
--------------

Mr. Baessato was appointed to the positions of Director, Secretary and Treasurer in August 2000, Mr. Baessato resigned from the position of Director in April 2003 but remains the treasurer and secretary for the Company. From January 2001 to the present, Mr. Baessato has been employed as the secretary for Tryx Ventures Corp., a British Columbia corporation involved in the exploration of resource properties. From November 1999 to March 2001, he was a Personal Banker for the Canadian Imperial Bank of Commerce in Vancouver, British Columbia. From August 1997 to November 1999, Mr. Baessato was the Internet Consultant for the Italian Chamber of Commerce in Vancouver, British Columbia and from 1994 to 1996, he held the position of Assistant Editor for L'Eco D'Italia newspaper in Vancouver, British Columbia.

Mr. Baessato received a certificate of completion for the Canadian Securities Course from the Canadian Securities Institute in 1999.

Committees of the Board
-----------------------

We do not have a compensation or audit committee at this time.

Family Relationships
--------------------

There are no family relationships between any director or executive officer.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT
--------------------------------------------------------


The following table sets forth, as of January 18, 2005, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:


                             AMOUNT AND NATURE           PERCENT OF
                             OF BENEFICIAL SHARES        OUTSTANDING
         NAME                OWNED(1)                    OWNERSHIP(2)
------------------------     -----------------------     -----------

Dwight Webb                  1,500,000 common shares       11.3%
Michael Hu                   --------                       0.0%
Mauro Baessato               --------                       0.0%
Stuart McPherson             2,165,000 common shares       16.4%
Officers and Directors
  as a Group                 1,500,000 common shares       11.3%
-------------------------------


(1) Based on 13,220,000 shares of common stock issued and outstanding as of January 18, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


(2) No member of Management has the right to acquire within sixty days through options, warrants, rights, conversion, privilege or similar obligations any security of the Company.

Changes in Control
------------------

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

DESCRIPTION OF SECURITIES
-------------------------

The total amount of common shares authorized for issuance by our Articles of Incorporation is 50,000,000. No preferred shares have been authorized by the Company. As of January 18, 2005, there were 13,220,000 shares of common stock issued and outstanding and 27 stockholders of record. All outstanding shares of common stock are fully paid and non-assessable. There has been no issuance of any warrants or options to date. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him/her as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there are two members on our Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. We have never declared a dividend and do not expect to do so for the foreseeable future. Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders. There are no options or warrants outstanding to purchase common shares and there are no other securities issued that can be converted into common shares.


EXPERTS
-------


Weinberg & Company, P.A., have audited our financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 that are included in this Prospectus. These financial statements are included in this Prospectus in reliance on Weinberg & Company's report, due to their authority as experts in accounting and auditing.


Weinberg & Company, P.A. (auditors) was not employed on a contingent basis in connection with the registration or offering of our common stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION
-------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS
-----------------------

History and Background
----------------------


Vita Equity, Inc. was incorporated on July 25, 2000 in the State of Nevada, at which time Mr. George Polyhronopoulos was appointed to the positions of Director, President, Secretary and Treasurer of the Company. Our authorized capital consists of 50,000,000 common shares. Upon incorporation, we issued 20,000 of our common shares to Mr. Polyhronopoulos pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. This issuance was compensation for services provided by Mr. Polyhronopoulos that included incorporating the Company and acting as our first Director and holding all offices. On August 1, 2000, Mr. Polyhronopoulos' resignation from all positions held by him was accepted, Mr. Dwight Webb was elected to the positions of director, President, Chair of the Board, Chief Executive Officer and Principle Accounting Officer and Mr. Mauro Baessato was appointed director, secretary and treasurer.


On September 15, 2000, the Board authorized management to proceed, on a best efforts basis, with an offering of up to 15,000,000 of our common shares pursuant to Regulation D, Rule 504 to non-United States residents at the cost of $0.001 per share. In addition, the Board authorized management to enter into an agreement of purchase and sale with Vita Equity, Inc. (Canada), a British Columbia corporation in order to acquire all of this issued and outstanding shares of that corporation such that it becomes a wholly owned subsidiary of the Company. Vita Equity, Inc. (Canada) has been in the in the business of manufacturing high quality jewelry from gold, platinum and precious stones through third party contractors since 1984.

Between September 15, 2000 and September 30, 2000, pursuant to the offering described above, we received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $12,200. The offering was closed by way of Board resolution on September 30, 2000.

On or about September 20, 2000, we entered into an agreement of purchase and sale agreement whereby we acquired all the issued and outstanding shares in Vita Equity, Inc. (Canada) which was in the business of manufacturing high quality jewelry from gold, platinum and precious stones. We paid a total of $8,000 for said shares.

On January 1, 2003, Mr. Michael Hu was appointed to the Board of Directors.

In January, 2001, we received a subscription agreement from one investor for the purchase of 100,000 common shares at the price of $0.50 per common share for total proceeds to us of $50,000.

On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to the above referenced offerings and refunded all the money received pursuant thereto. Between April 1, 2003 and June 30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase and aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200. Shares represented by these subscriptions were issued by our transfer agent on July 15, 2003.

On April 13, 2003, Mr. Mauro Baessato resigned as Director.


Mr. Dwight Webb is currently responsible for all activities and operations of the Company. He presently devotes whatever amount of time is required for our operations. Mr. Beassato was retained on a one-time contractual basis to perform research regarding the filing of this Prospectus and was compensated on a one-time basis in the amount of $2,497 during the fiscal year ended December 31, 2003. Mr. Hu does not currently devote any time to the operation of the Company. If and when either or both of Messrs. Baessato or Hu's participation becomes necessary, offers of employment may be made to them by the Company and they will be compensated accordingly.


Products and Services
---------------------

Our business strategy is to offer custom designed and manufactured jewelry products to a wide array of customers. We have been producing custom jewelry through our wholly owned subsidiary, for approximately ten years and until recently, we have provided these products to one customer, namely Montecristo Jewellers. Montecristo has been in operation since 1978 and currently has three locations in Vancouver, British Columbia. In the last two years, we have been providing our services to Sorgentone, Inc. that is located in Toronto, Ontario, Canada. Sorgentone, Inc. has been in business since approximately 1987. We believe that we have pleased our existing customers with our designs and quality workmanship such that we intend to start offering our design and manufacturing services to other customers. We believe that we now have a portfolio of custom jewelry designs (accumulated over the past ten years) that is sufficient to demonstrate our abilities to other customers with a view to entering into arrangements with them of a similar nature to those with Montecristo and Sorgentone, Inc. to provide them with custom jewelry designs and products. We also believe that our existing customers will provide us with references which we will be able to use to solicit and secure additional business from new clients. We believe that we have the ability to leverage our expertise and existing customers to potentially increase sales in the much larger markets of Canada and the United States.

Jewelry
-------

We design, manufacture and repair jewelry using diamonds and other precious gemstones such as rubies, sapphires and emeralds. We design and manufacturer virtually all kinds of modern jewelry including necklaces, earrings, rings, bracelets and other ornaments, the prices for which are determined on an individual piece by piece basis depending on the intricacy of the design and manufacture process and the selection of materials to be used in creating each piece.

Once a client makes a request for a piece of jewelry to be made, we assist them in the design of the piece and the selection of the type of precious metal and precious stone(s) for their piece. We then acquire the raw materials in sufficient quantity to make the specific piece of jewelry. In normal course business, we do not carry inventories of raw materials. To create our jewelry, we employ the services of third party jewelers and craftspeople who are responsible for assisting in the final design of the piece and the manufacturing of the piece of jewelry for presentation to the customer. In this regard, we have available to us, several jewelers and/or goldsmiths with varied backgrounds and styles. For each particular piece of jewelry, the appropriate contractor is chosen to ensure compliance with the customer's desires. This enables us to offer a variety of styles to the customer and by using a variety of contract craftspeople, customers are ensured to receive a unique piece. In this way, we are able to meet a wide variety of requests with respect to our customer's jewelry needs. We do not have any contracts with these craftspeople as they are retained by us on a piece-by-piece basis and are compensated as a contractor for that particular piece of jewelry created by them. These contractors may contract themselves to other companies as well as us. We have no exclusivity rights over these contractors. That being said, we have used some of our craftspeople since our subsidiary's inception in July 1984. In addition to the craftspeople that we regularly use, we are aware of numerous others who are equally talented and available in the event our regular craftspeople become unable or unwilling to assist us with any particular piece of jewelry.

Currently we purchase 100% of our precious metals from Imperial Smelting & Refining located in Vancouver, British Columbia and we purchase our precious and semi-precious stones from one of the following suppliers: Regal Imports, Ltd., (Vancouver, British Columbia), C.D. Barcados Co. Ltd. (Toronto, Ontario), Backers & Strauss Canada (Toronto, Ontario), R.S. Gem Connections Ltd. (Vancouver, British Columbia) or JND Associates (Toronto, Ontario). Vita Equity, Inc. (Canada), our operating subsidiary has purchased our supplies from these companies since its inception in July 1984. The raw materials that we require for the manufacture of our jewelry pieces are readily available. In our history with our suppliers, we have never had difficulty acquiring raw materials. In the event that raw materials are not available from our suppliers of the same, there are numerous other local suppliers of the materials we need to continue to operate our business.

Our prices are generally set based upon the cost of the stone, the cost of the precious metals, the cost of the contract craftsperson's labor and thereafter a general mark-up.

We are currently dependent on two customers: Montecristo Jewellers, Ltd. and Sorgentone, Inc. Through our subsidiary, we have provided jewelry products to Montecristo for approximately ten years and to Sorgentone for approximately two years. Sales to these two customers aggregated 100% of our total sales for the years ended December 31, 2003 and 2002. For the years ended December 31, 2003 and December 31, 2002, one customer, Montecristo Jewellers, Ltd., a related party, accounted for 82% and 100% of the sales respectively. In addition, sales to these two customers aggregated 100% of our total sales for the nine months ended September 30, 2004 and September 30, 2003 respectively. For the nine months ended September 30, 2004 and the nine months ended September 30, 2003,
Montecristo Jewellers, Ltd., accounted for 81% and 83% of the sales respectively. In this stage of our development, we have only attracted the interest of two clients for whom we manufacture jewelry. Our intention in the near future is to expand our client base such that we are no longer dependent on these two customers. If we are successful in expanding our client base beyond these two customers, the concerns related to losing one of these customers will be diminished.


We do not currently do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts at this time.


Marketing and Promotion Strategy
--------------------------------

To date, our marketing efforts have consisted of word-of-mouth advertising. In the future, we intend to attract additional customers through existing relationships, trade shows, product presentations and/or advertising in trade publications. We intend to create a portfolio of designs that we have manufactured to date and may include some designs that demonstrate our craftsperson's manufacturing capabilities. Once this is created, we intend to use it in our marketing efforts. We are also considering the establishment of a website to which customers may be referred to view our capabilities and through which customers may be able to interact with us in respect to the selection of the stones to be used in the pieces and in the design process.

We have not solicited and quotations on the costs of our proposed marketing efforts nor have we entered into any contracts related to our proposed marketing efforts as such efforts require funding which is not presently available to us. When and if funding becomes available through our revenues, sales of securities or borrowing money, we will then be in a position to take steps toward marketing our services as proposed herein.

To date, we have not expended any resources on research and development activities as Mr. Webb came to us with a wealth of knowledge from his previous employment activities. We rely on his expertise at this time for all decisions related to the operation of the Company's business. As such, we have not passed any research and development costs onto our customers through "mark-ups" on our products.

Industry Overview
-----------------

Traditional Jewelry Manufacturing Market. The jewelry products market includes a
-----------------------------------------
broad selection of product categories, including rings, necklaces, pendants, bracelets, earrings, pins, watches, and loose gems and diamonds.

Traditional  Manufacturing of Jewelry Products.  We believe that the traditional
-----------------------------------------------
manufacturers of jewelry and jewelry related products in the United States and Canada today can be grouped as follows:

     1. High-end brand name manufacturers, often sold through brand named retail outlets which often strive to provide a high level of customer service and a knowledgeable sales staff, typically offering a limited selection of mid-range to high-end products designed exclusively by the company without any input from the customer;

     2.   Middle  range  manufacturers,   which  tend  to  manufacture  a  broad
selections of low-end to mid-range products in mass amounts for broad distribution to the general public through department stores and/or jewelry stores, typically offering limited product-specific customer service and no custom design services; and

     3. Custom jewelry designers and manufacturers which operate on a very small scale out of one or more retail locations and manufacture a small number of pieces per year for sale in their own store(s);

Competition
-----------

The manufacture and distribution of jewelry products is a highly competitive industry. We compete with major domestic and international companies, many of which have significantly greater financial, technical, marketing and human resources than we have. While we believe that the individual treatment and interaction with our customers provides us with a competitive edge over mass manufacturers in certain markets. By custom designing products for our customers, we are able to produce one-of-a-kind pieces of jewelry that the customer knows to be unique. May retailers merely offer mass produced, machine made items in which the end user can have no input in the design or the choice of materials used. We cater to a specialized clientele that the mass manufacturers cannot.

Locally, we consider our main competitors to be Brinkhaus Jewellers, Vancouver, British Columbia) and Palladio Gioielli (Vancouver, British Columbia), both of whom produce custom designed jewelry pieces. Nationally, we consider our main competitor to be Birks Jewellers with locations across Canada. That being said, each of these competitors operates as street level retailers with showrooms containing both mass-produced and custom pieces of jewelry. In each city across Canada, we expect to encounter numerous competitors with whom we shall compete for business. It is difficult to estimate or identify competitors similarly situated to us in that there could be many such competitors operating from their homes or small shops that produce custom pieces as we do. If and when we enter the U.S. market, we expect that we will encounter both local operations and national operations with whom we expect to compete in our market. We believe that our products are as good, if not better, than those produced by our competitors and expect that we will be able to compete successfully against them for business in our markets.

Regulatory Background
---------------------

Our operations may be subject to government regulation. Recent discoveries since the late 1960's of diamond deposits in foreign countries, such as Russia and Israel, including the well known diamond deposits located in India, South Africa and Belgium, have exposed the diamond and precious stone industry to increased foreign government regulation regarding mining and production of diamonds. The exploration and mining of diamond deposits include laws and regulations with respect to safety and environmental concerns. In addition, because of the nature of the industry, many foreign countries have imposed regulations regarding the marketing of diamonds, which include laws focusing on increased security and black markets. Such regulations and legislation, if increased or adversely changed by foreign governments, may adversely affect the availability, demand or price of diamonds and thus our business operations.

In Canada, we are not subject to any municipal, provincial or national regulations other than those normally applicable to small businesses. That is, we are required to maintain a business license in any and all jurisdictions in which we operate. Presently, we operate only in Vancouver, British Columbia and as such maintain a business license there.

Disclosure
----------


We are a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. We will also be filing other reports including reports on Form 8-K, proxy and information statements and other information regarding our Company. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we will be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.


MANAGEMENT  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS OF
--------------------------------------------------------------------------------
OPERATIONS
----------

Overview
--------

We have received a going concern opinion from our auditors because we have had a net loss of $12,233 for the nine months ended September 30, 2004 (unaudited) and a net loss of $31,771 for the year ended December 31, 2003 and had a working capital deficiency of $44,244 and stockholders' deficiency of $45,682 as of September 30, 2004 (unaudited). Our auditors have substantial doubt about our ability to continue as a going concern.


For the period ended September 30, 2004 and the fiscal year ended December 31, 2003, we have experienced minimal revenues. We have incurred losses during these periods and expect our losses to continue into the foreseeable future.


Jewelry is generally considered to be a luxury item and purchases thereof are discretionary in nature. As such, in times of general economic downturns, the purchases of luxury items, such as jewelry, tend to decrease. We expect to be affected by such general economic downturns if and when they occur. In addition, the jewelry industry is seasonal in nature with the bulk of jewelry sales occurring over the Holiday season in the month of December. We expect our sales of jewelry to follow this trend with the bulk of our sales occurring during this season. We are also subject to the purchasing trends of our customers. Our customers are in the jewelry business as well and are subject to the same general economic conditions and seasonal fluctuations which we expect to mirror our business. We do not have the ability to counteract any general economic downturns in the economy which might slow the purchases of jewelry items other than by attracting more customers than those we already have. If we have a broader base of customers at some point in the future, the impact of a slowdown in one particular customer may not adversely affect our results. Again, with respect to the seasonality of the jewelry business, we cannot counteract that trend other than broadening our customer base as stated above. Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Our Cost of Good Sold includes the following items: The purchase of raw materials such as precious metals and precious and/or semi-precious stones and labor. Period-to-period changes in our cost of good sold are directly related to the number of pieces of jewelry produced by us for our customers.

Our operating expenses are classified into six categories:

     -    Professional Fees
     -    Management Salaries
     -    Rent
     -    Consulting Fees
     -    Agent and Transfer Fees
     -    Bank Charges and Interest

The nine-month periods ended September 30, 2004 and September 30, 2003
----------------------------------------------------------------------


Professional Fees consist of our accounting, audit and legal fees that amounted to $31,342 and $15,764 for the nine months ended September 30, 2004 and the nine months ended September 30, 2003 respectively. For the nine-month period ended September 30, 2004, our legal fees amounted to $12,320, our audit fees amounted to $18,922 and we had no accounting fees. For the nine-month period ended September 30, 2003, our legal fees amounted to $4,244, our audit fees amounted to $5,000 and our accounting fees amounted to $6,520. The difference in amounts between the periods related to increased expenditures during 2003 while our audit was being performed for a two year period and while the Form SB-2 was being drafted. Additionally, dollar exchange rate fluctuations during these periods was significant.

Management Salaries consist of salary paid to management and amounted to $6,781 and $4,907 for the nine months ended September 30, 2004 and the nine months ended September 30, 2003 respectively. The difference from period to period results from U.S. dollar exchange rate fluctuations.

Rent refers to office space rented for our executive offices and amounted to $5,085 and $4,732 for the nine months ended September 30, 2004 and the nine months ended September 30, 2003 respectively. The difference from period to period results from U.S. dollar exchange rate fluctuations.

Consulting Fees refers to fees paid to Mauro Baessatto for one-time services performed for the Company on a contract basis and amounted to $2,453 for the nine months ended September 30, 2003. These services related to assisting in the Company's research in deciding whether or not to file this registration statement and assisting in the preparation of the company's Form SB-2.

Agent and Transfer Fees consists of amounts paid by the Company to its registered agent(s) for maintaining its corporate existence and amounts paid to our Transfer Agent for issuing share certificates and maintaining the corporate register which amounted to $2,085 and $603 for the nine months ended September 30, 2004 and the nine months ended September 30, 2003 respectively. The increase in these fees from period to period resulted from the one-time expense of issuing securities to our stockholders.

Bank Charges and Interest refers to amount paid by us in bank service fees and interest on our bank accounts which amounted to $195 and $168 for the nine months ended September 30, 2004 and the nine months ended September 30, 2003 respectively.

The fiscal years ended December 31, 2003 and December 31, 2002
--------------------------------------------------------------


Professional Fees amounted to $33,070 and $3,234 for our fiscal years ended December 31, 2003 and December 31, 2002 respectively. For the year ended December 31, 2003, our legal fees amounted to $5,581, our audit fees amounted to $12,077 and our accounting fees amounted to $15,412. For the year ended December 31, 2002, our legal fees amounted to $734.26, our audit fees amounted to $2,500 and we incurred no accounting fees for this period. The increase from period to period resulted from the audit and legal expenses relating to the filing of this registration statement.


Management Salaries amounted to $7,135 and 3,820 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively. The difference from period to period results from U.S. dollar exchange rate fluctuations.

Rent amounted to $6,422 and $4,457 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively. The difference from period to period results from U.S. dollar exchange rate fluctuations.

Consulting Fees paid to Mauro Baessato amounted to $2,497 for our fiscal year ended December 31, 2003. These services related to assisting in the Company's research in deciding whether or not to file this registration statement and assisting in the preparation of the company's Form SB-2.

Agent and Transfer Fees amounted to $603 and $848 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively.

Bank Charges and Interest amounted to $263 and $179 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively.

Results of Operations
---------------------

We had a net loss of $12,233 for the nine months ended September 30, 2004 (unaudited) and had a net loss of $10,727 for the nine months ended September 30, 2003 (unaudited), respectively and a net loss of $31,771 and $239 for the fiscal year ended December 31, 2003 and the fiscal year ended December 31, 2002, respectively. These losses are attributed to the costs incurred to establish our corporate structure, establish bank accounts, acquire our operating subsidiary, pay our consulting fees and management salary, to maintain the corporation(s) and the payment of professional fees.

We expect our professional fees to remain at the current level or increase by a small amount for the next year for several reasons. Our audit fees for the fiscal year ended December 31, 2003 are quite high in that we had to prepare the within audited financial statements for greater than a one year period. Thereafter, were were only preparing the statements on a period to period basis. Once we become a fully reporting issuer, we will be required to filing the requisite quarterly and annual reports with the Securities and Exchange Commission but expect the overall cost to be less since we are now caught up on the bookkeeping and audit. In the event that our business activities increase in the coming year, we will require auditing procedures over a broader transaction base that may increase the cost of our audits. In addition, legal fees payable are expected to increase next year as we incur expenses to prepare registration statements and periodic reports that will be required of us. We estimate our professional fees to be approximately $35,000.

Our Management Salaries increased from the fiscal year ended December 31, 2002 to the fiscal year ended December 31, 2003 and from the nine months ended September 30, 2003 to the nine months ended September 30, 2004 because our President, Mr. Dwight Webb received an increase in his salary in proportion to the amount of time he is spending on the business. We do not expect any further period-to-period changes in our Management Salaries as no additional increase in salary has been authorized and none is expected. We expect our Management Salaries to remain at the same level in the coming year.

We do not expect our Rent to increase over the next year and expect it to remain at its current level. There was a slight increase from the fiscal year ended December 31, 2002 to the fiscal year ended December 31, 2003 and a similar increase from the nine months ended September 30, 2003 to September 30, 2004 primarily due to the US dollar exchange rate fluctuations.

We do not expect our consulting fees to increase over the next year but expect them decrease to zero over the next financial reporting periods. The consulting fees included in our expenses were the result of a one-time payment to Mauro Baessato, our Secretary to do some research in the feasibility of pursuing a public listing of our securities and assisting with the provision of corporate information for the purposes of having our Form SB-2 drafted. No further expenditures have been authorized and none are expected.

We expect our Agent and Transfer Fees to remain at their current levels throughout the next year as we are not planning to incorporate any new companies nor are we expecting to issue any additional shares of our common stock. We simply need to maintain our current corporate structure. Any increase in this area will be the result of US dollar exchange rate fluctuations.

We expect our bank charges to increase over the next year because we expect our business to increase resulting in an increase of transactions through our bank accounts on which appropriate service charges will be applied. We anticipate our Bank and Interest charges to be approximately $400.

Sales to two customers aggregated 100% of our total sales for the years ended December 31, 2003 and 2002. For the years ended December 31, 2003 and December 31, 2002, one customer, a related party, accounted for 82% and 100% of the sales respectively. In addition, sales to two customers aggregated 100% of our total sales for the nine months ended September 30, 2004 and September 30, 2003 respectively. For the nine months ended September 30, 2004 and the nine months ended September 30, 2003, one customer, a related party, accounted for 81% and 83% of the sales respectively.

Our sales fluctuate from period-to-period a great deal. The reason for this is that we are dependent on two customers and they manner in which they solicit our business. Their requests for creations can come all at once or through the year. We have no control over the periods in which our customers order product from us but we generally expect the bulk of our sale to occur in the latter part of each calendar year in conjunction with the holiday season.

Our current customers are retailers of jewelry. Once a customer enters their retail location and asks to have a specific piece of jewelry made, our customer contacts us to get involved in the process. We do not, at this time, sell our products directly to the end user.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risks, expenses and difficulties commonly encountered by comparable development stage companies in a rapidly evolving and highly fragmented market. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we currently have revenues, we cannot assure you that the revenues will continue at current levels or that they will increase to the point of profitability. In the event, we lost one of our two current customers, it is likely that our revenues would decrease from their current levels and if we do not successfully expand our business, we may never achieve profitability.

Plan of operations
------------------

During the next twelve months, we intend to continue soliciting new clients interested in purchasing our products. If deemed necessary, we will consider raising funds through various means including private placements of debt and/or equity securities and/or borrowing funds to enable us to sustain and increase our business. Our main focus will be to provide excellent service and products to our existing clients with a view to increasing their reliance on us and their expenditures with us and to seek out additional clients who will use our services to create custom designed jewelry for them.

Based on our current cash on hand, current accounts receivables, current revenue levels, and our current and anticipated expenditures, we will require approximately $50,000 to maintain our operations for the next twelve months. We expect to realize this amount from our current accounts receivable and from future sales.

In the event we are unable to secure the interest of additional clients to expand our business to the point of profitability, or if we are unable to attract financing sufficient in quantity to permit us to continue pursuing our current plan of operations, we may have to revise our plan of operations to consider other less expensive methods of marketing. We expect we would continue using word of mouth advertising until we could achieve our goals. In addition, we may explore other methods of increasing our gross profit margin on the item sold to our existing customers.


In  the  event  that  none  of  the   above-mentioned   initiatives   result  in
profitability, we may seek alternative forms of financing including borrowing funds from private or public sources in order to pursue our business plan.


Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have cumulatively raised $75,440 through private placements of our common shares. However, in March 2003, we refunded $62,220 of the total amount of money raised. The money was refunded due to certain lost or misplaced source documents which made it impossible for us to state with certainty that all shares subscribed for in this offering were fully paid.

Our operating activities have used cash and non-cash resources of $45,682 from our inception to the end of the nine months ended September 30, 2004 (unaudited) and $32,972 from our inception to the end of our fiscal year ended December 31, 2003.

As at September 30, 2004, we had cash and cash equivalents of $1,141 and as at December 31, 2003 we had cash and cash equivalents of $1,140. If cash generated from operations is insufficient to meet our short and long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Such funding may not be available on favorable terms or at all.

Description of Property
-----------------------

We operate from offices located at Suite 314 - 837 West Hastings Street, Vancouver, British Columbia, Canada, V6C 3N6, telephone: 604.684.6412. These facilities are rented pursuant to a lease that has been once renewed and is due to expire in September 2005 unless renewed. The monthly rent due under the lease is CDN $750. It is expected that these facilities will be sufficient for our purposes for the foreseeable future.

Certain Relationships and Related Transactions
----------------------------------------------


To date, several related party transactions have taken place.


We were originally organized by one of our former Directors, Mr. George Polyhronopoulos, who was given 20,000 common shares in exchange for his service to the Company related to its organization.

We  entered  into  the  following   transactions  with  related  parties,  which
transactions were on terms comparable with those we could have entered into with unaffiliated parties:

                    Nine Months Ended      Nine Months Ended         Year Ended            Year Ended
                    September 30, 2004     September 30, 2003     December 31, 2003     December 31, 2002
                       (unaudited)            (unaudited)
                    ------------------     ------------------     -----------------     -----------------
     Sales          $       148,181        $       130,394        $      132,719        $      104,986
     Consulting     $             -        $         2,453        $        2,497        $            -
     Rent           $         5,085        $         4,732        $        6,422        $        4,457


Related party sales amounted to $148,181 and $130,394 for the nine-month periods ended September 30, 2004 and September 30, 2003 respectively. Related party sales amounted to $132,719 and $104,986 for the years ended December 31, 2003 and December 31, 2004 respectively. These related party sales represent sales to Montecristo Jewellers, Ltd., a company owned by Mr. Pasquale Cusano, who also is the beneficial owner of Nuvo Magazine, Ltd., a beneficial stockholder of the Company.

At September 30, 2004, included in the sales of $148,181, $49,107 was due from Montecristo Jewellers, Ltd. for sales. Also, at December 31, 2003, the Company has a deposit payable to Montecristo Jewellers, Ltd. amounting to $9,286. This deposit resulted from an advance of moneys from Montecristo Jewellers, Ltd. for which the goods were not delivered and accepted by the customer until 2004, at which time the revenue was recognized as such, this number is not included in the table shown above.


For the year ended December 31, 2003, Mauro Baessato, an officer of the Company performed one-time services related to research into filing the Form SB-2 and to providing the information needed to draft the Form SB-2 amounting to $2,497 (September 30, 2003 - $2,453).


The Company leases office space from CMMG Finance, Inc., a company controlled by Mr. Pasquale Cusano, who is also the beneficial owner of Montecristo Jewellers, Ltd., a customer of ours and Nuvo Magazine, Ltd. a beneficial stockholder of the Company. In October 2003, the Company renewed the lease, which now expires in September 2005 and requires monthly lease payments of $561. For the nine-month periods ended September 30, 2004 and September 31, 2003, we paid to the related party a total of $5,085 and $4,732 respectively and for the years ended December 31, 2003 and December 31, 2002, we paid to the related party a total of $6,422 and $4,457 respectively. Included in accounts payable at September 30, 2004 was $591 and at December 31, 2003, was $2,900 due to the related party for rent. Minimum lease payments under the renewed lease amount to a total of $6,732 and $5,049 for 2004 and 2005, respectively.


Executive Compensation
----------------------

The following table sets forth the salaries and directors' fees we paid to our executives in our most recent fiscal year ended December 31, 2003.

                                                      Directors'   Stock based   Stock based    Consulting(2)
Person                  Position         Salary(1)      fees(2)    Inducements   Compensation
---------------   --------------------   ----------   ----------   -----------   ------------   -------------
Dwight Webb       President,             $  7,135         Nil           Nil          Nil             Nil
                  Chair of the Board,
                  Treasurer, Principle
                  Financial Officer,
                  Principle Accounting
                  Officer
Michael Hu        Director                   Nil          Nil           Nil          Nil             Nil
Mauro Baessato    Secretary                  Nil          Nil           Nil          Nil        $    2,497
----------------------------------------------------------------------------

(1) We have not entered into any employment agreements with Mr. Webb, Mr. Baessato or Mr. Hu. We intend on compensating Mr. Webb as an employee and/or as a director in the future at market rates once the company becomes profitable.

(2) There are no standard arrangements for the compensation of directors and no payments have been made to our Directors for services performed by them in that regard. Mr. Webb was compensated as stated above for services rendered to the company in his capacity as an officer. Mr. Baessato was compensated as stated above on a one-time basis for services performed by him on a one-time basis.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors' meeting.

Changes in and  Disagreements  with  Accountants  on  Accounting  and  Financial
--------------------------------------------------------------------------------
Disclosure
----------


On or about our date of incorporation on July 25, 2000, we retained Steingarten Schechter & Co., Chartered Accountant as our independent accountants. Steingarten Scechter & Co., Chartered Accountants remain engaged by us at present.

We engaged Weinberg and Company, P.A., Independent Auditors on October 29, 2003, to audit our consolidated financial statements for the years ended December 31, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part. Prior to their engagement, we did not have an independent auditor engaged. There has been no change in the auditros and no disagreements with Weinberg and Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.


Additional Information
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all of the information contained in the registrations statement, and you should refer to the registration statement and our exhibits for further information. You should review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar
----------------------------

Our transfer agent is Holladay Stock Transfer, Inc. with offices at 2939 North 67th Place, Scottsdale, Arizona, 85251, ph: 480.481.3940; fax: 480.481.3941.

Representations
---------------

No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                         VITA EQUITY INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF SEPTEMBER 30, 2004 (UNAUDITED) AND
                                DECEMBER 31, 2003

                         VITA EQUITY INC. AND SUBSIDIARY




                                    CONTENTS
                                    --------


PAGE   1       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE   2       CONSOLIDATED  BALANCE SHEETS AS OF SEPTEMBER 30, 2004 (UNAUDITED)
               AND DECEMBER 31, 2003

PAGE   3       CONSOLIDATED  STATEMENTS OF OPERATIONS  FOR THE NINE MONTHS ENDED
               SEPTEMBER 30, 2004 AND 2003  (UNAUDITED)  AND FOR THE YEARS ENDED
               DECEMBER 31, 2003 AND 2002

PAGE   4       CONSOLIDATED STATEMENTS OF STOCKHOLDERS'  DEFICIENCY FOR THE NINE
               MONTHS  ENDED  SEPTEMBER  30, 2004  (UNAUDITED)  AND FOR THE YEAR
               ENDED DECEMBER 31, 2003

PAGE   5       CONSOLIDATED  STATEMENTS  OF CASH FLOWS FOR THE NINE MONTHS ENDED
               SEPTEMBER 30, 2004 AND 2003  (UNAUDITED)  AND FOR THE YEARS ENDED
               DECEMBER 31, 2003 AND 2002

PAGE   6-13    NOTES TO  CONSOLIDATED  FINANCIAL  STATEMENTS AS OF SEPTEMBER 30,
               2004 (UNAUDITED) AND DECEMBER 31, 2003.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------



To the Board of Directors and Stockholders of Vita Equity Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Vita Equity Inc. and Subsidiary as of December 31, 2003 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vita Equity Inc. and Subsidiary as at December 31, 2003 and the consolidated results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the consolidated financial statements, the Company had a net loss of $31,771 for the year ended December 31, 2003, and had a working capital deficiency of $31,684 and stockholders' deficiency of $32,972 as of December 31, 2003. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Weinberg & Company, P.A.


Boca Raton, Florida
March 9, 2004

                        VITA EQUITY, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------



                                     ASSETS
                                     ------

                                                                September 30,
                                                                     2004            December 31,
                                                                 (unaudited)             2003
                                                               ----------------    ----------------
CURRENT ASSETS
   Cash                                                        $         1,141     $         1,140
   Accounts receivable:
      Trade                                                             40,075                   -
      Related party                                                     49,107                   -
                                                               ----------------    ----------------

     TOTAL ASSETS                                              $        90,323     $         1,140
     ------------                                              ================    ================


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
   Accounts payable                                            $       134,567     $        23,538
   Deposit payable, related party                                            -               9,286
                                                               ----------------    ----------------
      Total current liabilities                                        134,567              32,824

Due to Stockholder                                                       1,438               1,288
                                                               ----------------    ----------------

      TOTAL LIABILITIES                                                136,005              34,112
                                                               ----------------    ----------------

STOCKHOLDERS' DEFICIENCY
   Common stock, $.001 par value, 50,000,000 shares
      authorized, 13,220,000 shares issued and outstanding
      at September 30, 2004 and December 31, 2003,
      respectively                                                      13,220              13,220
   Accumulated deficit                                                 (67,047)            (54,814)
   Accumulated other comprehensive income                                8,145               8,622
                                                               ----------------    ----------------
      Total stockholders' deficiency                                   (45,682)            (32,972)
                                                               ----------------    ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $        90,323     $         1,140
----------------------------------------------                 ================    ================








          See accompanying notes to consolidated financial statements.
                                        2

                         VITA EQUITY INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
               --------------------------------------------------




                                                       Nine Months Ended                       Year Ended
                                                       -----------------                       ----------
                                              September 30,      September 30,
                                                   2004               2003           December 31,       December 31,
                                               (unaudited)        (unaudited)            2003               2002
                                             ----------------   ----------------   ----------------   ----------------

REVENUES:
   Trade                                     $        35,826    $        27,550    $        28,041    $             -
   Related party                                     148,181            130,394            132,719            104,986
                                             ----------------   ----------------   ----------------   ----------------
      Total Revenue                                  184,007            157,944            160,760            104,986

COST OF SALES                                       (150,852)          (140,044)          (142,541)           (92,687)
                                             ----------------   ----------------   ----------------   ----------------

GROSS PROFIT                                          33,155             17,900             18,219             12,299
                                             ----------------   ----------------   ----------------   ----------------

OPERATING EXPENSES
   Professional fees                                  31,242             15,764             33,070              3,234
   Management salaries                                 6,781              4,907              7,135              3,820
   Rent                                                5,085              4,732              6,422              4,457
   Consulting fees                                         -              2,453              2,497                  -
   Agent and transfer fees                             2,085                603                603                848
   Bank charges and interest                             195                168                263                179
                                             ----------------   ----------------   ----------------   ----------------
      Total Operating Expenses                        45,388             28,627             49,990             12,538
                                             ----------------   ----------------   ----------------   ----------------

NET LOSS                                     $       (12,233)   $       (10,727)   $       (31,771)   $          (239)
--------


Foreign currency translation gain (loss)                (477)             6,354             10,550                832
                                             ----------------   ----------------   ----------------   ----------------

COMPRHENSIVE INCOME (LOSS)                   $       (12,710)   $        (4,373)   $       (21,221)   $           593
---------------------------                  ================   ================   ================   ================

NET INCOME (LOSS) PER COMMON
SHARE-BASIC AND DILUTED                      $             -    $             -    $             -    $             -
                                             ================   ================   ================   ================

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES -
BASIC AND DILUTED                                 13,220,000          6,106,502          9,197,589          4,704,110
                                             ================   ================   ================   ================





          See accompanying notes to consolidated financial statements.
                                        3

                         VITA EQUITY INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003
                    ----------------------------------------




                                                                                                     Accumulated
                                                 Common Stock          Additional                       Other
                                                 ------------           Paid-In      Accumulated    Comprehensive
                                            Shares        Amount        Capital        Deficit      Income (Loss)      Total
                                         ------------  ------------   ------------   ------------   -------------   ------------

BALANCE JANUARY 1, 2003                   12,320,000   $    12,320    $    49,900    $   (23,043)   $     (1,928)   $    37,249
-----------------------

                                                                                                               -
Stock cancelled                          (12,320,000)      (12,320)       (49,900)             -                        (62,220)

Stock issued for cash                     13,220,000        13,220              -              -               -         13,220

Foreign currency translation gain                  -             -              -              -          10,550         10,550

Net Loss for the year ending
  December 31, 2003                                -             -              -        (31,771)              -        (31,771)
                                         ------------  ------------   ------------   ------------   -------------   ------------

BALANCE DECEMBER 31, 2003                 13,220,000        13,220              -        (54,814)          8,622        (32,972)

Foreign currency translation loss
 (unaudited)                                       -             -              -              -            (477)          (477)

Net loss for the nine months ended
 September 30, 2004 (unaudited)                    -             -              -        (12,233)              -        (12,233)
                                         ------------  ------------   ------------   ------------   -------------   ------------


BALANCE SEPTEMBER 30, 2004 (UNAUDITED)    13,220,000   $    13,220    $       -      $   (67,047)   $      8,145    $   (45,682)
--------------------------------------   ============  ============   ============   ============   =============   ============






          See accompanying notes to consolidated financial statements.
                                        4

                         VITA EQUITY INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
               --------------------------------------------------



                                                             Nine Months Ended                         Year Ended
                                                             -----------------                         ----------
                                                     September 30,      September 30,
                                                          2004               2003            December 31,       December 31,
                                                      (unaudited)        (unaudited)             2003               2002
                                                    ----------------   ----------------    ----------------   ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                         $       (12,233)   $       (10,727)    $       (31,771)   $          (239)
   Changes in operating assets and liabilities:
   Accounts receivable:
      Trade                                                 (40,075)           (23,743)                  -                  -
      Related party                                         (49,107)           (10,161)             44,699               (249)
   Accounts payable                                         111,029             86,789              15,630                337
   Deposit payable, related party                            (9,286)                 -               9,286                  -
                                                    ----------------   ----------------    ----------------   ----------------
      Net Cash Provided By (Used in) Operating
      Activities                                                328             42,158              37,844               (151)
                                                    ----------------   ----------------    ----------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Due to Stockholder                                            150                  -                   -                500
  Repayments to former stockholders for
      cancellation of shares                                      -            (62,200)            (62,200)                 -
  Issuance of common shares                                       -             13,200              13,200                  -
                                                    ----------------   ----------------    ----------------   ----------------
      Net Cash Provided By (Used In) Financing
      Activities                                                150            (49,000)            (49,000)               500
                                                    ----------------   ----------------    ----------------   ----------------

      Effect Of Foreign Exchange Rates                         (477)             6,354              10,550                832
                                                    ----------------   ----------------    ----------------   ----------------

NET INCREASE (DECREASE) IN CASH                                   1               (488)               (606)             1,181

CASH BEGINNING OF PERIOD                                      1,140              1,746               1,746                565
                                                    ----------------   ----------------    ----------------   ----------------

CASH - END OF PERIOD                                $         1,141    $         1,258     $         1,140    $         1,746
--------------------                                ================   ================    ================   ================









          See accompanying notes to consolidated financial statements.
                                        5

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

     (A)  Organization
     -----------------

     The consolidated financial statements of Vita Equity Inc. (the" Company") include the accounts of the parent, Vita Equity, Inc., formed and incorporated in the state of Nevada on July 25, 2000, and its wholly owned subsidiary Vita Equity Inc., a Canadian company. On September 20, 2000, the Company acquired all of the outstanding common shares of Vita Equity Inc. (Canada), a manufacturer of custom ordered jewelry from precious metals and precious stones. Vita Equity Inc. (Canada) acts as the Company's operating subsidiary for all of the Company's operations.

     The Company is involved in the manufacture of custom ordered jewelry from precious metals and precious stones. The Company currently has one full time employee and utilizes third party contractors for the purchase of raw jewelry materials, the design of product and manufacture of product.

     (B)  Principles of Consolidation
     --------------------------------

     The accompanying consolidated financial statements of the Company include the accounts of the parent entity and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

     (C)  Use of Estimates
     ---------------------

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     (D)  Fair Value of Financial Instruments
     ----------------------------------------

     For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

     The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable and deposit payable at September 30, 2004 and December 31, 2003 approximates their fair values due to the short-term nature of these instruments.

     (E)  Income (Loss) Per Common Share
     -----------------------------------

     Net income (loss) per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each period. The Company does not have any common stock equivalents.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------
        (CONTINUED)
        -----------

     (F)  Foreign Currency Transactions
     ----------------------------------

     Assets and liabilities of the foreign subsidiary, whose functional currency is the local currency, are translated at year-end exchange rates. Capital accounts are re-measured into U.S. dollars at the acquisition date rates. Income and expense items are translated at the average rates of exchange prevailing during the year. The adjustments resulting from translating the financial statements of such foreign subsidiaries is reflected as a separate component of stockholder's equity. Foreign currency transaction gains or losses are reported in results of operations.

     (G)  Comprehensive Income (Loss)
     --------------------------------

     The foreign currency translation gains and losses resulting from the translation of the consolidated financial statements of the Company and its subsidiary expressed in Canadian dollars to United States dollars are reported as Accumulated Other Comprehensive Income (Loss) in the accompanying Consolidated Statements of Stockholders' Deficiency.

     Other Comprehensive Income (Loss) was $10,550 for the year ended December 31, 2003, and ($477) and $6,354 for the nine months ended September 30, 2004 and 2003, respectively.

     (H)  Income Taxes
     -----------------

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (I)  Recent Accounting Pronouncements
     -------------------------------------

     In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of accounting Research Bulletin ("ARB") No. 51 "Consolidated Financial Statement". In December 2003, the FASB issued a revised version of FIN 46 (FIN 46R) that replaced the original FIN 46. Interpretation No. 46R addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------
        (CONTINUED)
        -----------

     Interpretation No. 46R, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 as revised, applies to small business issues no later than the end of the first reporting period that ends after December 15, 2004.

     This effective date includes those entities to which Interpretation No. 46R had previously been applied. However, prior to the required application of Interpretation No. 46R, a public entity that is a small business issuer shall apply Interpretation No. 46R or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

     Interpretation No. 46R may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

     In June 2003, the FASB issued an Exposure Draft for a proposed statement of financial accounting standards ("SFAS") entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS
     140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obligated a transferor of financial assets, its affiliates or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------
        (CONTINUED)
        -----------

     SFAS  No.  150  affects  the  issuer's   accounting   for  three  types  of
     freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash and other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares.

     SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirely. Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

     The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company's consolidated financial position or results of operations.

     (J)  Credit Concentrations
     --------------------------

     At times, the Company may exceed the FDIC limit of $100,000 in one banking institution. There was no uninsured amount at December 31, 2003 or September 30, 2004.

     (K)  Revenue Recognition
     ------------------------

     Net sales of completed products are recorded upon shipment, provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectability of the related receivable is reasonably assured. The Company may also provide design services of jewelry pieces. Fees for such design services are billed to customers when the design services are complete and delivered to the customer. Allowances, including cash discounts and customer returns, are provided for at the time the revenue is recognized based upon historical experience, current trends in the retail industry and individual customer and product experience. Funds collected from customers in advance of delivery and acceptance are reflected as deposits until such time as customer accepts delivery of goods.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------
        (CONTINUED)
        -----------

     (L)  Accounts Receivable and Allowance for Doubtful Accounts
     ------------------------------------------------------------

     The Company grants credit to its customers and performs ongoing credit evaluation. The Company generally does not require collateral or charge interest.

     The  Company   establishes   an  allowance  for  doubtful   accounts  on  a
     case-by-case basis when it believes the required payment of specific amounts owed is unlikely to occur after a review of historical collection experience, subsequent collections and management's evaluation of existing economic conditions.

NOTE 2  RELATED PARTY TRANSACTIONS
------  --------------------------

     Related party transactions consist of the following:

                     Nine Months       Nine Months
                        Ended             Ended
                    September 30,     September 30,      Year Ended       Year Ended
                         2004             2003          December 31,     December 31,
                     (unaudited)       (unaudited)          2003             2002
                     -----------       -----------          ----             ----

     Sales           $  148,181       $   130,394       $   132,719      $   104,986
     Consulting      $        -       $     2,453       $     2,497      $         -
     Rent            $    5,085       $     4,732       $     6,422      $     4,457

     Related party sales represent sales to a company owned by a beneficial stockholder of the Company. At September 30, 2004, $49,107 was due from this related party for sales on account.

     Deposit payable, related party, of $9,286 as of December 31, 2003 reflects an advance deposit collected from this customer for which the goods were not delivered and accepted by the customer until 2004, at which time the revenue was recognized.

     For the year ended December 31, 2003 and the nine months ended September 30, 2003, an officer of the Company performed financial consulting services for the Company amounting to $2,497 and $2,453, respectively.

     The Company leases office space from CMMG Finance Inc., a company controlled and owned by Mr. Pasquale Cusano, who is also the beneficial owner of Montecristo Jewelers Ltd., a customer of ours and Nuvo Magazine Ltd., a beneficial stockholder of the Company. In October 2003, the Company renewed the lease which now expires in September 2005 and requires monthly lease payments of $561. Included in accounts payable at September 30, 2004 and at December 31, 2003, was $591 and $2,900, respectively, due to this related party for rent. Minimum lease payments under the renewed lease are $6,732 and $5,049 for 2004 and 2005, respectively.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 3  CONCENTRATIONS
------  --------------

     Sales
     -----

     Sales to two customers aggregated 100% of the Company's total sales for the years ended December 31, 2003 and 2002. For the years ended December 31, 2003 and December 31, 2002, one customer, a related party, accounted for 82% and 100% of the sales respectively.

     Sales to two customers aggregated 100% of the Company's total sales for the nine months ended September 30, 2004 and 2003. For the nine months ended September 30, 2004 and 2003 one customer, a related party, accounted for 81% and 83% of the sales respectively.

     Purchases
     ---------

     Currently, the Company purchases all of their precious metals from one vendor and they purchase their precious stones from various suppliers. Material precious metals purchased from one vendor aggregated 20% and 12% of total inventory purchases for the years ended December 31, 2003 and 2002, respectively. Material precious metals purchased from one vendor aggregated 9% and 20% of the Company's total inventory purchases for the nine months ended September 30, 2004 and 2003, respectively.

NOTE 4  STOCKHOLDERS' DEFICIENCY
------  ------------------------

     In July 2000, upon incorporation, 20,000 common shares were issued pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. This issuance of common shares was compensation for services which included incorporating the Company and acting as Director, President, Secretary and Treasurer. Between September 15, 2000 and January 31, 2001, pursuant to Rule 504 of Regulation D, the Company received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of either $0.001 or $0.50 per common share for total gross proceeds of $62,200. On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to this offering and refunded all the money received pursuant thereto.

     This cancellation and refund resulted from misplaced source documents and records, which prevented the Company from being able to confirm that all shares subscribed for were properly paid for. As a result, it was decided that it was in the best interests of the Company and the shareholders to refund all the subscription proceeds and to start again. Between April 1, 2003 and June 30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase an aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200.

NOTE 5  GOING CONCERN
------  -------------

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. The Company had a net loss of $12,233 for the nine months ended September 30, 2004 (unaudited) and $31,771 for the year ended December 31, 2003 and had a working capital deficiency of $44,244 and stockholders' deficiency of $45,682 as of September 30, 2004 (unaudited). These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan is to continue to attempt to raise additional capital until such time the Company is able to generate sufficient operating revenue.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 5  GOING CONCERN (CONTINUED)
------  -------------------------

     In view of these matters, realization of certain of the assets in the accompanying consolidated financial statements is dependent upon continued operation of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

NOTE 6  INCOME TAXES
------  ------------

     Significant components of the Company's deferred income tax assets at September 30, 2004 and December 31, 2003 are as follows:

                                            September 30         December 31,
                                                2004                 2003
                                                ----                 ----
                                             (Unaudited)
     Deferred income tax asset:
     Net operating loss carry forward     $       11,316       $      11,817
                                          ---------------      --------------
     Total deferred income tax asset              11,316              11,817

          Valuation allowance                    (11,316)            (11,817)
                                          ---------------      --------------

     Net deferred income tax asset        $            -       $           -
                                          ---------------      --------------

     The Company, based upon its history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

     Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

                                        Nine             Nine
                                       Months           Months
                                       Ended             Ended           Year Ended        Year Ended
                                   September 30,     September 30,      December 31,      December 31,
                                        2004              2003              2003              2002
                                    (unaudited)       (unaudited)           ----              ----
                                    -----------       -----------

     Tax expense at the U.S.           (34.0%)           (34.0%)           (34.0%)           (34.0%)
     statutory income tax rate
     Increase in the valuation
     allowance                           34.0             34.0              34.0              34.0
                                     ----------       ----------        ----------        ----------
     Effective income tax rate              -                -                 -                 -
                                     ==========       ==========        ==========        ==========

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 6  INCOME TAXES (CONTINUED)
------  ------------------------

     Net operating loss carry forwards from Canadian operations totaling approximately $20,031 at September 30, 2004 (unaudited) are being carried forward. The net operating loss carry forwards expire at various dates through 2007 for Canadian income tax purposes.

     Net operating loss carry forwards from U.S. operations totaling approximately $33,281 federal at September 30, 2004 (unaudited) are being carried forward. The net operating loss carry forwards expire at various dates through 2024 for federal purposes.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
               --------------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes. Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.


              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
              ----------------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                              $    209.53
Printing Engraving Expenses                                 $    500.00
Legal Fees and Expenses                                     $  5,000.00
Accounting and Audit Fees                                   $  6,000,00
Total                                                       $ 11,709.53


                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
                ------------------------------------------------

In July 2000, upon our incorporation, we issued 20,000 of our common shares to Mr. George Polyhronopoulos pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. At the time of the issuance, Mr. Polyhronopolous was a resident of the United Stated, we reasonably believed he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of this investment and he was the President of the Company. This issuance was compensation for services provided by Mr. Polyhronopoulos which included incorporating the Company and acting as our first Director and officers.

Between September 15, 2000 and January 31, 2001, pursuant to Rule 504 of Regulation D, we received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of either $0.001 or $0.50 per common share for total gross proceeds to us of $62,200. But for Mr. George Polyhronopoulos none of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States. All investors were personally known by one or more of the Directors. On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to this offering and refunded all the money received pursuant thereto because some records were misplaced which prevented us from being able to positively identify which payments for securities came from specific shareholders. We thought it in the best interests of the Company and the stockholders to refund all the proceeds from the original offering and to start again.

Between April 1, 2003 and June 30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase and aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200. But for Mr. George Polyhronopoulos, none of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States. All investors were personally known by one or more of the Directors.

The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.


As of January  18,  2005,  there  were  13,220,000  shares of our  common  stock
outstanding.   None  of  our  selling   shareholders   in  this  prospectus  are
broker-dealers or affiliates of broker-dealers.



Name of Beneficial                     Residency                   Number of Shares         Proceeds
Owner
-------------------------   --------------------------------    ----------------------   --------------
Stuart McPherson              Vancouver, British Columbia             2,165,000          $    2,165
Elvira Stinghi                      Florence, Italy                     605,000                 605
Gianpaolo Stinghi                   Florence, Italy                     600,000                 600
Salvatore Matino              Vancouver, British Columbia               575,000                 575
Dwight Webb                   Vancouver, British Columbia             1,500,000               1,500
Alessandra Bordon              Burnaby, British Columbia                595,000                 595
Alexander Ozer                Vancouver, British Columbia               600,000                 600
Claudia Cusano              West Vancouver, British Columbia            525,000                 525
Franco Perrotta                Burnaby, British Columbia                600,000                 600
Marcella Cusano             North Vancouver, British Columbia           550,000                 550
Nazarino Matino               Vancouver, British Columbia               600,000                 600
Nuvo Magazine, Ltd.           Vancouver, British Columbia               610,000                 610
Gianni Meneghin               Vancouver, British Columbia               600,000                 600
Donald Currie                 Vancouver, British Columbia               605,000                 605
George Polyhronopoulos            Scottsdale, Arizona                   320,000                 300
Jeffrey Miller              North Vancouver, British Columbia           595,000                 595
Hon Chiu Wong                  Richmond, British Columbia               575,000                 575
Wei Xin He                    Vancouver, British Columbia               100,000                 100
Marie Cavak                    Richmond, British Columbia               100,000                 100


                                       47




Ruby Montgomery             New Westminster, British Columbia           100,000                 100
Albert Hu                     Vancouver, British Columbia               100,000                 100
Yi Zing Zhou                   Burnaby, British Columbia                100,000                 100
Dallas Thompson               Vancouver, British Columbia               100,000                 100
Jennifer Crosby               Vancouver, British Columbia               100,000                 100
Shawn Crosby                  Vancouver, British Columbia               100,000                 100
Simmy Mui                     Vancouver, British Columbia               100,000                 100
John Ng                       Vancouver, British Columbia               100,000                 100

TOTAL                                                                13,220,000          $   13,200

(a)  Underwriters and Other Purchasers.
     Not Applicable

(b)  Consideration
     See (a) Above

(c)  Exemption from Registration Claimed.


                                ITEM 27. EXHIBITS
                                -----------------

A.   EXHIBITS
-------------

The following exhibits are attached hereto:

Exhibit
Number    Title
-------   ----------------

 3.1      Articles of Incorporation of Vita Equity, Inc.
 3.2      Bylaws of Vita Equity, Inc.
 4.1      Specimen of ordinary share certificate
 5.1 Opinion of Clark, Wilson Barristers & Solicitors as to the validity of the securities offered hereby
10.1      Material Contract - Assignment and Assumption Agreement
10.2      Material Contract - Declaration of trust
21        Subsidiaries of the Company
23.1      Consent of Weinberg & Company, P.A.
23.2      Consent of Clark, Wilson Barristers & Solicitors (specified in Exhibit
          5.1)
24.1      Power  of  Attorney   (Contained  on  the  signature   pages  of  this
          Registration Statement)

B.   FINANCIAL STATEMENT SCHEDULES
----------------------------------

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.


                              ITEM 28. UNDERTAKINGS
                              ---------------------

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Vita pursuant to the foregoing provisions, or otherwise, Vita has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Vita of expenses incurred or paid by a director, officer or controlling person of Vita in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Vita will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

POWER OF ATTORNEY
-----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dwight Webb his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURES
----------


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 18, 2005.


SIGNATURE                              TITLE
---------                              -----


/s/  Dwight Webb                       President, Chief Executive Officer,
-------------------------------        Principle Accounting Officer and Director



/s/  Michael Hu                        Director
-------------------------------


/s/ Mauro Baessato                     Secretary, Treasurer
-------------------------------

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on January 18, 2005.


VITA EQUITY, INC.


/s/  Dwight Webb                          President, Chief Executive Officer,
-------------------------------           Principle Accounting Officer and
                                          Director



/s/  Michael Hu                           Director
-------------------------------


/s/ Mauro Baessato                        Secretary, Treasurer
-------------------------------